Exhibit 10.26



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                            REVOLVING LOAN AGREEMENT

     THIS AGREEMENT is entered into as of the 31st day of May, 2000 between Surgical Laser Technologies, Inc., a Delaware corporation (the "Borrower") and AmSouth Bank, having its principal place of business in Tuscaloosa County, Alabama (the "Bank").

                                    Recitals

     A. The Borrower has applied to the Bank for a term revolving line of credit in the principal amount of Three Million and No/100 ($3,000,000.00) Dollars to provide for working capital considerations.

     B. The Bank has agreed to make such loan on the terms, conditions and agreements hereinafter set forth.

                                    Agreement

     NOW THEREFORE, in consideration of the recitals and the covenants and agreements hereinafter set forth, and of other valuable considerations, the Borrower and the Bank hereby agree as follows:

                                   Article I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Defined Terms.

     As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Actual/360 Basis" means a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

     "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary;
(2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Revolving Loan Agreement, as amended, supplemented, or modified from time to time.

     "Assessment Rate" means any assessment rate required to be paid by the Bank from time to time to the Federal Deposit Insurance Corporation (or any successor) for the insurance provided by such corporation (or any successor) of the Bank's time deposits in the United States; any changes in the Assessment Rate shall be effective immediately and shall result in an automatic adjustment, on and as of the effective date of any such change, in the LIBOR-based Rate.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Tuscaloosa, Alabama are authorized or required to close by law.

     "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

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     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

     "Collateral" means all property which is subject or is to be subject to the Lien granted by the Security Documents.

     "Commitment" means the Bank's obligation to make Loans to the Borrower pursuant to Section 2.01 in the amount referred to therein.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

     "Debt" means (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(3) obligations for the deferred purchase price of property or services (but excluding trade obligations to the extent maturing in twelve (12) months or less, and current accrued liabilities); (4) obligations as lessee under Capital Leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit; (7) obligations under acceptance facilities; (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (9) obligations secured by any Liens, whether or not the obligations have been assumed.

     "Default" means any of the events specified in Section 8.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Eligible Accounts Receivable" means those accounts receivable that are ninety (90) days or less in past due maturity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     "Event of Default" means any of the events specified in Section 8.01.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Authority" means any federal, state, county or municipal agency, authority, department, commission, bureau, board or court.

     "Governmental Requirements" means all laws, rules, ordinances, judgments, decrees, codes, and orders of any Governmental Authority applicable to the Borrower, any Guarantor or any of the Collateral.

     "Gross Cash Flow" means the aggregate amount of all net income plus depreciation, amortization and all other non-cash expenses generated by the Project during a certain period.

     "Index" means the average offered rate in the London interbank market for deposits in United States dollars for thirty (30), sixty (60), ninety (90), or one hundred and eighty (180) days as published in the Wall Street Journal or such comparable financial information reporting service used by the Bank at such time such rate is determined.

     "Liabilities" means (i) the indebtedness evidenced by the Note, and all interest thereon and any and every extension, renewal and modification thereof and all costs, expenses and charges payable with respect to the Loan Documents; and (ii) the representations, warranties and conditions contained in the Loan Documents.

     "LIBOR-Based Rate" means the floating interest rate plus the Margin as calculated pursuant to Section 2.04 of this Agreement.

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     "Lien" means any pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loan" shall have the meaning assigned to such term in Section 2.01.

     "Loan Documents" means this Agreement, the Note, the Security Agreement, the Commitment letter dated May 18, 2000, and all other documents now or hereafter executed or delivered in connection with Loan or any of the foregoing documents, or to evidence or secure the Loan, and all amendments thereto.

     "Margin" means the amount which is added to the Index to derive the Interest Rate, which amount shall equal two and one quarter percent per annum (2.25%).

     "Multi-employer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

     "Note" shall have the meaning assigned to such term in Section 2.06.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "Principal Office" means the Bank's office at 2330 University Boulevard, Tuscaloosa, Alabama 35401.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     "Security Agreement" means the security agreements required to be delivered by the Borrower to secure any of the Collateral under the terms of this Agreement.

     "Security Documents" means the Security Agreements and any other documents and agreements now or hereafter securing, guaranteeing or relating to the Loan.

     "Subsidiary" means, as to the Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower.

     "Termination Date" means the 31st day of May, 2003.

     Section 1.02. Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

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                                   Article II
                          AMOUNT AND TERMS OF THE LOANS

     Section 2.01. Revolving Credit.

     The Bank agrees on the terms and conditions hereinafter set forth, to make loans (the "Loan") to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate principal amount not to exceed at any time outstanding Three Million and No/100 Dollars ($3,000,000.00), as such amount may be reduced pursuant to
Section 2.02 (the "Commitment"). The Loan, or a portion thereof, may be repaid and re-borrowed, and repaid re-borrowed, pursuant to the procedures, terms and conditions of the Note and this Agreement.

     Section 2.02. Reduction of Commitment.

     The Borrower shall have the right, upon written notice to the Bank, to terminate in whole or reduce in part the unused portion of the Commitment, provided that no reduction shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the outstanding and unpaid principal amount of the Loans shall exceed the Commitment. The Commitment once reduced or terminated may not be reinstated.

     Section 2.03 Notice and Manner of Borrowing.

     The Borrower shall give the Bank written notice, which notice may be delivered by facsimile, of any advances under this Agreement, specifying the amount thereof. Not later than 2:00 p.m. central time on the date of such advance and upon fulfillment of the applicable conditions set forth in Article III, the Bank will make such advance available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

     In no event shall the cumulative Loan advances exceed one hundred percent (100%) of the cash collateral pursuant to Section 2.10 plus eighty percent (80%) of Eligible Accounts Receivable, provided, however, that in no event shall cumulative Loan advances exceed the Commitment amount, whichever is the lesser.

     Section 2.04. Interest.

     The Loan shall bear a floating rate of interest on an Actual/360 Basis which rate shall be calculated by adding the Margin to the Index. The Borrower shall notify the Bank in writing which Index the Bank shall apply, namely the thirty (30), sixty (60), ninety (90) or one hundred eighty (180) day average offered rate in the London interbank market for deposits in United States dollars as published in the Wall Street Journal or such other comparable financial information reporting service used by the Bank at the time such rate is determined.

     Section 2.05. Origination.

     The Borrower agrees to pay to the Bank an origination fee equal to one quarter of one percent (1/4 of 1%) of the Loan amount.

     Section 2.06. Note.

     The Loan shall be evidenced by a Master Note For Business And Commercial Loans (the "Note") payable to the order of the Bank, duly executed by the Borrower, dated the date of this Agreement in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), bearing interest on amounts advanced and outstanding thereunder from the date of advance until paid at the rate per annum as set forth therein.

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     Section 2.07. Prepayment.

     The Borrower may prepay the indebtedness outstanding, or any portion thereof, at any time, without penalty.

     Section 2.08. Method of Payment.

     Payments of principal and interest on the Note shall be due and payable as follows:

     (a) Commencing on the 5th day of July, 2000, and continuing on the same day of each successive month thereafter, up to and including the Termination Date, a payment of interest on the then outstanding principal balance of the Note shall be payable, with such amount of monthly interest calculated pursuant to the terms of the Note.

     (b) On the Termination Date, the entire outstanding principal balance of the loan together with all accrued and unpaid interest and any fees and expenses which may have been added pursuant to this Agreement or the Loan Documents shall be due and payable in full, which payment shall be a balloon payment.

     The Borrower shall make each payment under this Agreement and under the Note not later than 2:00 p.m. (Central time) on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement or under the Note, to charge from time to time against any account of the Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the commitment fee, as the case may be.

     Section 2.09. Use of Proceeds.

     The proceeds of the Loan hereunder shall be used by the Borrower for working capital accommodations and general corporate purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

     Section 2.10. Collateral.

     As security for the Loan, the Borrower shall execute and deliver to the Bank at closing such security agreements, pledge agreements and UCC-1 financing statements on forms acceptable to the Bank, granting to the Bank, among other things, a first priority lien on all business assets, including, but not limited to, accounts receivable, equipment, inventory, patents and other general intangibles as the Bank may require. In addition, the Borrower shall pledge in the form of an investment account at AmSouth Bank, pursuant to an Investment Property Control Agreement acceptable to the Bank, Two Million and No/100 Dollars ($2,000,000.00) in cash or cash equivalents.

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                                   Article III
                              CONDITIONS PRECEDENT

     Section 3.01. Condition Precedent to Loan.

     The obligation of the Bank to make the Loan to the Borrower is subject to the condition precedent that the Bank shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to the Bank and its counsel:

     (1) Note. The Note duly executed by the Borrower;

     (2) Security Documents. Security Documents, including, but not limited to security agreements, investment property control agreements, and pledge agreements duly executed by the Borrower together with (a) acknowledgment copies of the Financing Statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Bank, desirable to perfect the security interest created by the Security Agreement, and (b) certified copies of Request for Copies or Information (Form UCC-11) identifying all of the financing statements on file with respect to the Borrower in all jurisdictions referred to under (a), including the Financing Statement filed by the Bank against the Borrower, indicating that no party claims an interest in any of the Collateral;

     (3) Evidence of all corporate action by the Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors acting through its Executive Committee, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

     (4) Incumbency and signature certificate of the Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

     (5) Opinion of counsel for the Borrower. A favorable opinion of counsel for the Borrower, in substantially the form as the Bank may reasonably request;

     (6) Borrowing Base Certificate and Aged Accounts Receivable. A completed Borrowing Base Certificate in form acceptable to the Bank with a copy of the current accounts receivable aging required therein.

     Section 3.02. Conditions Precedent to Make Advances.

     The obligation of the Bank to make advances on the Loan shall be subject to the further conditions precedent that on the date of such advance:

     (1) The following statements shall be true and the Bank shall have received monthly a Borrowing Base Certificate in a form acceptable to the Bank (with attached a copy of the then current accounts receivable aging schedule) signed by a duly authorized officer of the Borrower, stating that

     (a) The representations and warranties contained in Article IV of this Agreement, and by any security documents or loan document, are correct on and as of the date of such draw as though made on and as of such date; and

     (b) No Default or Event of Default has occurred and is continuing, or would result from such draw; and

     (2) The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.

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                                   Article IV
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Bank that:

     Section 4.01. Incorporation, Good Standing, and Due Qualification.

     The Borrower and SLT Subsidiary, Inc. is each a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdictions of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which failure to so qualify would result in a material adverse effect on its business.

     Section 4.02 Corporate Power and Authority.

     The execution, delivery, and performance by the Borrower of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of such corporation; (2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation; and
(6) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

     Section 4.03 Legally Enforceable Agreement.

     This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     Section 4.04. Financial Statements.

     The balance sheet of the Borrower and its Subsidiaries, and the related statement of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year most recently ended, and the accompanying footnotes, together with the opinion thereon, and any interim balance sheet of the Borrower and its Subsidiaries statement of income and retained earnings, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and since those statements were provided to the Bank, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary. There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

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     Section 4.05. Labor Disputes and Acts of God.

     Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of the Borrower or such Subsidiary.

     Section 4.06. Other Agreements.

     Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or any Subsidiary, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 4.07. Litigation.

     There is no pending or threatened action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or any Subsidiary or the ability of the Borrower to perform its obligation under the Loan Documents to which it is a party.

     Section 4.08. No Defaults on Outstanding Judgments or Orders.

     The Borrower and its Subsidiaries have satisfied all judgments and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     Section 4.09. Ownership and Liens.

     The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to
Section 6.01 of this Agreement.

     Section 4.10. Subsidiaries and Ownership of Stock.

     Set forth in Schedule 4.10 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each and showing the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and non-assessable, and is owned by the Borrower free and clear of all Liens.

     Section 4.11. ERISA.

     The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly

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Controlled Entity has completely or partially withdrawn from a Multi-employer
Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.


     Section 4.12. Operation of Business.

     The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

     Section 4.13. Taxes.

     The Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

     Section 4.14. Debt.

     Schedule 4.14 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 4.15. Environment.

     The Borrower and each Subsidiary have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower and each Subsidiary have been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions;
(2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health, or safety matters. A true, accurate, and complete list of all such permits, licenses, certificates, and approvals is attached hereto as Schedule
4.15. Neither the Borrower nor any Subsidiary has received notice of, nor knows of, or suspects facts which might constitute any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate, or approval listed in Schedule 4.15, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils; or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and accordingly [except for inventory of raw materials, supplies, work in progress, and finished goods listed in Schedule 4.15 that is to be used or sold in the ordinary course of business] the premises of the Borrower and its Subsidiaries are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities. Neither the Borrower nor its Subsidiaries have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal) which is not shown on
Schedule 4.15.

                                    Article V
                              AFFIRMATIVE COVENANTS

     So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

     Section 5.01. Maintenance of Existence.

     Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which failure to so qualify would result in material adverse effect in its business.

     Section 5.02. Maintenance of Records.

     Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.


     Section 5.03. Maintenance of Properties.

     Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 5.04. Conduct of Business.

     Continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

     Section 5.05. Maintenance of Insurance.

     Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. The Borrower shall provide at all times a current Property Insurance Certificate (Form Accord 27) showing the Bank as loss payee and additional insured.

     Section 5.06. Compliance With Laws.

     Comply, and cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

     Section 5.07. Right of Inspection.

     At any reasonable time and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

     Section 5.08. Reporting Requirements.

     Furnish to the Bank:

     (1) Annual financial statements. As soon as available and in any event within seventy five (75) days after the end of each fiscal year of the Borrower, balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and statements of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and statements of changes in financial position of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Bank;

     (2) Quarterly Financial Statements. As soon as available and any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower and its Subsidiaries as of the end of such quarter, and statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and statements of changes in financial position of the Borrower and its Subsidiaries for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparable form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

     (3) Monthly Borrowing Base Certificates and Accounts Receivable Aging. Borrower shall provide to bank monthly Borrowing Base Certificates and accounts receivable agings within thirty (30) days after the end of the previous month;

     (4) Management letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

     (5) Certificate of no Default. Within forty five (45) days after the end of each of the quarters of each fiscal year of the Borrower, a certificate in substantially the form of the attached Exhibit 5.08(5) signed by the chief financial officer of the Borrower (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in Article VII;

     (6) Accountant's report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.08(1), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

     (7) Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if determined adversely to the

Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

     (8) Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

     (9) ERISA reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto.

     (10) Reports to other creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this
Section 5.08;

     (11) Proxy statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange; and

     (12) General information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

     Section 5.09. Environment.

     Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

     Section 5.10 Further Documents. The Borrower shall execute all other agreements, affidavits, powers of attorney, pledges, assignments, conveyances, notes, and other instruments which may be reasonably requested by Bank or its counsel in connection with the Loan.

     Section 5.11. Wholesale Lockbox. Borrower shall execute a Wholesale Lockbox Remittance Processing Service Agreement in a form acceptable to the Bank that will be used for the collection of the Borrower's accounts receivable payments. Such wholesale Lockbox shall be maintained for the entire time that any indebtedness with the Bank is outstanding, and shall be governed by the rules and regulations of the Bank pursuant to such Wholesale Lockbox Remittance Processing Service Agreement.

     5.12. Deposit Accounts. The Borrower shall maintain all primary depository accounts with the Bank throughout the term of the Loan.

     5.13. Automated Sweep Line Service Agreement. Borrower shall execute an Automated Sweep Line Service Agreement in a form acceptable to the Bank. So long as there is no Event of Default, the Bank shall automatically sweep the Loan account pursuant to the Automated Sweep Line Service Agreement under the terms and conditions contained therein.

                                   Article VI
                               NEGATIVE COVENANTS

     So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not:

     Section 6.01. Liens.

     Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (1) Liens in favor of the Bank;

     (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

     (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (6) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (8) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary; and

     (9) Purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that

          (a) Any property subject to any of the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;

          (b) The obligation secured by any Lien so created, assumed, or existing shall not exceed one hundred percent (100%) of the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Borrower or Subsidiary acquiring the same

          (c) Each such Lien shall attach only to the property so acquired and fixed improvements thereon;

          (d) The Debt secured by such Lien is permitted by the provisions of
     Section 6.02 and the related expenditure is permitted under Section 7.03.

     Section 6.02. Debt.

     Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

     (1) Debt of the Borrower under this Agreement or the Note;

     (2) Debt described in Schedule 4.14, but no renewals, extensions, or refinancings thereof;

     (3) Debt of the Borrower subordinated on terms satisfactory to the Bank to the Borrower's obligation under this Agreement and the Note, such approval by the Bank not to be unreasonably withheld or delayed;

     (4) Debt of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or another Subsidiary;

     (5) Accounts payable to trade creditors for goods or services which are not aged more than seventy five (75) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than seventy five (75) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

     (6) Debt of the Borrower or any Subsidiary secured by purchase-money Liens permitted by Section 6.01(9).

     Section 6.03. Mergers, Etc.

     Without the prior written approval of the Bank, such approval not to be unreasonably withheld or delayed, wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Borrower and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

     Section 6.04. Leases.

     Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, unless the same does not violate any financial covenant contained in Article VII herein.

     Section 6.05. Sale and Leaseback.

     Without the prior written approval of the Bank, such approval not to be unreasonably withheld or delayed, sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

     Section 6.06. Dividends.

     Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, unless the same does not violate any financial covenant contained in Article VII.

     Section 6.07. Sale of Assets.

     Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower.

     Section 6.08. Guaranties, Etc.

     Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     Section 6.09. Transactions With Affiliates.

     Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.


                                   Article VII
                               FINANCIAL COVENANTS

     So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

     Section 7.01 Traditional Cash Flow Coverage.

     The Borrower shall maintain traditional cash flow coverage of 1.25X. Traditional cash flow coverage is defined as net income plus depreciation expense plus amortization expense plus total interest expense minus dividends divided by the prior period current portion of long-term debt as of the beginning of the period being measured plus interest expense.

     Section 7.02. Interest Coverage.

     The Borrower shall maintain interest coverage of 2.25X. Interest coverage is defined as net income plus depreciation expense plus amortization expense divided by total interest expense.

     Section 7.03. Leverage Ratio.

     The Borrower shall maintain at all times a ratio of total Debt to tangible net worth of not more than 0.50 to 1.

                                  Article VIII
                                EVENTS OF DEFAULT

     Section 8.01. Events of Default. The following shall constitute Events of Default under this Agreement:

     (a) if the Borrower shall fail to pay to the Bank when due the principal or interest on the Loan or any other sum due under this Agreement or any of the other Loan Documents and such default shall continue unremedied for a period of ten (10) days; or

     (b) if in the judgment of the Bank the proceeds of the Loan or any part thereof are being, or shall at any time have been, diverted to a purpose other than those permitted hereunder; or

     (c) if the Borrower fails to comply with any provision of Article VI; or

     (d) if the Borrower fails to comply with any of the other provisions of this Agreement, or of the Note, or other Loan Documents and such default shall continue unremedied for a period of thirty (30) days after notice thereof, except that no such notice need be given for any violation of the provisions of Sections 5.08(3), 5.08(5), or Article VII herein; or

     (e) if any statement, representation or warranty contained herein or any of the other Loan Documents or in any report, certificate or other instrument delivered to the Bank under this Agreement shall be untrue in any material respect at the time it was made; or

     (f) if the Borrower conveys or further encumbers all or any part of the Collateral, without the prior written consent of the Bank; or

     (g) if any lien, statement of lien or suit to enforce a lien is filed against any of the Collateral and the Borrower fails to have such lien satisfied or suit dismissed or to secure the payment of the amount claimed by such lien, statement of lien or suit by bond, letter of credit or other security satisfactory to the Bank, within thirty (30) days of the day: (1) such lien or statement of lien is filed in the office of the Judge of Probate of the county in which the Real Estate is located; or (2) such suit is filed in court; or

     (h) if any Obligor fails to pay such Obligor's debts generally as they come due, or if a receiver, trustee, liquidator or other custodian is appointed for any Obligor or for any of the property of any Obligor, or if a petition in bankruptcy (whether for liquidation, reorganization, arrangement, wage earner's plan or otherwise) is filed by or against any Obligor or if any Obligor applies for the benefits of, or takes advantage of, any law for relief of debtors, or enters into an arrangement or composition with, or makes an assignment for the benefit of, creditors; or

     (i) if the Borrower or SLT Subsidiary, Inc. becomes insolvent or dissolves; or

     (j) if any other Event of Default occurs under the Note or any other security Document.

     8.02. Remedies.

     Upon the happening of any Event of Default hereunder, and after any notice and right to cure as provided in Section 8.01 hereof, the Bank may at its option take any or all of the following actions; (a) declare the total outstanding amount of the Loan and all other indebtedness, obligations and liabilities of the Borrower to the Bank, whether now existing or hereafter incurred, contracted or arising, immediately due and payable; (b) declare the Note in default and foreclose any other of the Security Documents in such manner as provided for therein and by applicable law; and (c) exercise any other remedies or rights which the Bank may have hereunder, under any other instruments executed in connection with this Loan or under applicable law. For the purposes set forth in this Section

8.02, the Borrower hereby constitutes and appoints the Bank its true and lawful attorney-in-fact, with full power of substitution in the premises. This power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. In addition to the other remedies set forth above, during the continuation of any event which upon notice or lapse of time or both would become an Event of Default, the Bank shall have no obligation to make any further advances of the Loan hereunder.

                                   Article IX
                                  MISCELLANEOUS

     Section 9.01. Amendments, Etc.

     No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 9.02. Notices.

     When any notice is required or permitted to be given in connection with this Agreement, such notice shall be given by delivering it to the other party at the address set forth below or by depositing it in the United States mail (either certified mail or registered mail), postage prepaid and addressed as follows, or to such other address of which either party may give the other notice as provided herein:

                  to the Borrower:

                  Surgical Laser Technologies, Inc.
                  147 Keystone Drive
                  Montgomeryville, PA 18936
                  Attn: President

                  with a copy to:

                  Davis Woodward, Esq.
                  26 Narbrook Park
                  Narberth, PA 19072

                  to the Lender:

                  AmSouth Bank
                  2330 University Boulevard
                  Tuscaloosa, Alabama 35401
                  Attention: Commercial Loan Department

     Section 9.03. No Waiver.

     No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

     Section 9.04. Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

     Section 9.05. Costs, Expenses, and Taxes.

     The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including Bank's attorney fees and court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees. This provision shall survive termination of this Agreement.

     Section 9.06. Integration.

     This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. If there exists any discrepancy in the interpretation of any terms or conditions contained in this Agreement or any of the Loan Documents or Security Documents, then, to the extent necessary, this Agreement shall control.

     Section 9.07. Indemnity.

     The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

     Section 9.08 Governing Law.

     This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Alabama.

     Section 9.09. Severability of Provisions.

     Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.10. Headings.

     Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

     Section 9.11. Jury Trial Waiver.

     THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Attest:                                 SURGICAL LASER TECHNOLOGIES, INC.

By: /s/ Davis Woodward                  By: /s/ Michael R. Stewart
    ---------------------------------      ------------------------------------
    Davis Woodward, Secretary              Michael R. Stewart, President and CEO


By: /s/ Davis Woodward                  By: /s/ Craig K. Carra
    ---------------------------------       ------------------------------------
    Davis Woodward, Secretary               Craig R. Carra, Controller/Treasurer


                                        AMSOUTH BANK

By: /s/ Terri A. Aldridge               By: /s/ William H. Keller
    ---------------------------------       ------------------------------------
Its: Paralender                             Its: Vice President

                                  Schedule 4.14
                      Attached to Revolving Loan Agreement
                                  Dated 5/31/00




Outstanding debt of the Company as of May 7, 2000 is as follows. All debt is in the form of capital leases.


Lessor                                      Total Outstanding                           Maturity Date
------                                      -----------------                           -------------
Pitney Bowes Credit Corporation             $19,610                                     November 2002

KCI Financial Services                      $32,193                                     November 2000

Cura Capital                                $33,008                                     August 2000


                                  Schedule 4.15
                      Attached to Revolving Loan Agreement
                                  Dated 5/31/00

None

                                EXHIBIT 5.08 (5)

                        SURGICAL LASER TECHNOLOGIES, INC.

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER


     The undersigned, the Chief Financial Officer of Surgical Laser Technologies, Inc., a Delaware corporation ("Borrower") hereby (a) delivers this Certificate pursuant to Section 5.08 (5) of that certain Revolving Loan Agreement ("Loan Agreement") dated as of May 31, 2000, by and between Borrower and AmSouth Bank, NA ("Bank"), and (b) certifies to Bank, with the knowledge and intent that Bank may, without any independent investigation, rely fully on the matters herein in connection with the Loan Agreement, as follows:

1.       Attached hereto as Schedule I are the financial statements of Borrower
                            ----------
         as of and for the                Fiscal Year             Fiscal Quarter
                             ------------             -----------
         (check one) ended                   , 20      .
                          -------------------   -------

2. Such financial statements are true and correct in all material respects, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present the financial condition of Borrower as of the date indicated therein and the results of operations for the respective periods indicated therein.

3. Attached hereto as Schedule II are the results of detailed calculations made by Borrower to establish that Borrower was in compliance with the requirements of Article VII of the Loan Agreement on the date of the financial statements attached as Schedule I hereto.

4. Unless otherwise disclosed on Schedule III attached hereto to the best of the undersigned's knowledge neither a Default nor any Event of Default has occurred and is continuing on the date hereof; provided, that for any Default or Event of Default disclosed on Schedule III, Borrower is taking or proposes to take the action to cure such Default or Event of Default set forth on Schedule III.

         Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Loan Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate
of Chief Financial Officer as of                              20,     .
                                 ---------------------------     -----



                                            SURGICAL LASER TECHNOLOGIES, INC.


                                            By:
                                                -------------------------------
                                                Davis Woodward
                                                Chief Financial Officer

                                   SCHEDULE I




                        FINANCIAL STATEMENTS OF BORROWER

                                   SCHEDULE II
                             COMPLIANCE CALCULATIONS


Section 7.01      Traditional Cash Flow Coverage (as defined)

                  Traditional cash flow coverage at ___________, 20__:                  .__________

                  Required amount:                                                      >= 1.25x  .
                                                                                        -----------

                  Excess:                                                               .__________


                  Net income                                                            .__________
                  Add: depreciation expense                                             .__________
                  Add: amortization expense                                             .__________
                  Add: total interest expense                                           .__________
                  Less: dividends                                                       .__________
                  Total  (A)

                  Current portion of long-term Debt as of start of period               .__________
                  Add: interest expense                                                 .__________
                  Total  (B)

                  Quotient (A ./. B), equaling Traditional Cash Flow Coverage           .__________

                  Note 1. Debt for this calculation does not include Debt to AmSouth.


Section 7.02      Interest Coverage (as defined)

                  Interest coverage at ___________, 20__:                               .___________

                  Required amount:                                                      >=2.25x    .
                                                                                        ------------

                  Excess:                                                               .___________


                  Net income                                                            .___________
                  Add: depreciation expense                                             .___________
                  Add: amortization expense                                             .___________
                  Total (C)                                                             .___________

                  Total interest expense (D)                                            .___________

                  Quotient (C ./. D), equaling Interest Coverage                        .___________



Section 7.03      Leverage Ratio (as defined)

                  Leverage ratio at ._________, 20__:                                   .___________

                  Required amount:                                                      .<=0.50 to 1.00.
                                                                                        ----------------

                  Excess:                                                               .___________

                  Indebtedness or liability for borrowed money                          .___________
                  Bonds, debentures, notes or similar instruments                       .___________
                  Obligations for purchase price, deferred beyond current period        .___________
                  Capital leases                                                        .___________
                  Unfunded vested benefits under ERISA plans                            .___________
                  Letters of credit obligations                                         .___________
                  Acceptance facilities obligations                                     .___________
                  Guaranties, endorsements, cont. obligations to provide funds, etc.    .___________
                  Obligations secured by Liens                                          .___________
                  Total Debt (E)

                  Total stockholders' equity                                            .___________
                  Less: intangible assets, net                                          .___________
                  Tangible net worth (F)                                                .___________

                  Quotient (E ./. F), equaling Leverage Ratio                           .___________

                  Note 2. Debts for this calculation should not be duplicated.
                  Note 3. Trade payables maturing in 12 months or over are not Debt, nor are current accrued liabilities.

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